Exhibit 99.1


                                                Contact:   Richard C. Buterbaugh
                                                           (405) 270-3561



               Kerr-McGee to Acquire Bayer's European Titanium Dioxide Business

        OKLAHOMA CITY (Jan. 22, 1998) -- Kerr-McGee Chemical LLC and Bayer AG have agreed to terms regarding the European titanium dioxide (TiO2) pigment business of Bayer. Kerr-McGee will initially acquire an 80% stake in Bayer's TiO2 marketing, research and development, and manufacturing activities at Uerdingen, Germany, and Antwerp, Belgium.
        "We are very pleased with this transaction as it is an integral part of the company's strategy for growing its titanium dioxide pigment business," said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. "The addition of Bayer's 130,000 metric tons of TiO2 capacity and European location will enable us to meet growing customer demand for TRONOX(R) product worldwide."
        Under the terms of the agreement, Kerr-McGee is scheduled to begin operating these facilities April 1, 1998 and intends to convert these properties to Kerr-McGee's proprietary chloride technology.
        Kerr-McGee Chemical LLC is wholly owned by Kerr-McGee Corp. (NYSE: KMG).
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98-04